 EXHIBIT 10.5

Stock Purchase Agreement

GLUCOSE HEALTH, INC.

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of February 11, 2021 (the “Closing Date”), by and between GLUCOSE HEALTH, INC., a Nevada corporation (the “Company”) and each of the purchaser(s) as set forth on the signature pages hereof (each, a “Purchaser” and collectively, the “Purchasers”). Each of the Company and each Purchaser may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company desires to raise from interested investors up to an aggregate amount of $960,000.00 from the offer and sale of 480,000 shares of Series E Preferred Stock, par value $0.001, of the Company (the “Series E Preferred Stock”) at a price of $2.00 per share;

WHEREAS, each Purchaser wishes to purchase from the Company and the Company wishes to sell to such Purchaser, upon the terms and conditions stated in this Agreement, certain shares of the Series E Preferred Stock, and the Parties shall undertake such additional actions as set forth herein;

WHEREAS, Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 promulgated under Regulation D pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and such other Federal and state securities exemptions as may be deemed available;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. In addition to the other terms as defined herein, for purposes of this Agreement the following terms shall have the following meaning:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Business Day” shall mean any day on which commercial banks in the State of Nevada are generally open for business.

“Certificate of Designation” means the Certificate of Designation as filed with the Secretary of State of the State of Nevada, as attached hereto as Exhibit B.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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“Damages” means any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation), provided, however, that “Damages” shall not include punitive damages, except to the extent actually awarded to any Governmental Authority or other third party, or consequential damages or lost profits in any case.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Transaction Documents” means this Agreement, the Certificate of Designation and any other agreements or documents entered into in connection herewith or therewith.

2.	Purchase and Sale.

2.1.

Upon the terms and conditions set forth herein, on the Closing Date, and immediately following the execution of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, (i) the number of shares of Series E Preferred Stock as set forth for each Purchaser on Exhibit A (as to each applicable Purchaser, the “Purchased Series E Preferred Stock”) at the price of $2.00 per share of Purchased Series E Preferred Stock, being an aggregate purchase price as set forth for each Purchaser on Exhibit A (as to each applicable Purchaser, the “Series E Purchase Price”). The Series E Preferred Purchase Price, as to each Purchaser and as set forth on Exhibit A in the column entitled “Total Purchase Price,” shall be referred to herein collectively as the “Purchase Price.” The Purchased Series E Preferred Stock, as to each Purchaser and as set forth on Exhibit A, shall be referred to herein collectively as the “Purchased Stock.”

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2.2.

The “Closing” of the transaction contemplated hereby shall be held on the Closing Date immediately following the execution of this Agreement. The Closing shall be conducted without a formal meeting of the Parties unless otherwise mutually agreed to by the Parties.

2.3.	At the Closing:

2.3.1.

Each Purchaser shall pay the Purchase Price identified for such Purchaser on Exhibit A, by check payable to the Company or wire transfer of immediately available funds to the Company, in accordance with the Company’s written wire transfer instructions provided prior to, or at, the Closing; and

2.3.2.

Upon receipt of the Purchase Price paid by a specific Purchaser, the Company shall instruct its transfer agent to deliver to such Purchaser a statement indicating the journal entry recording the Purchased Stock being acquired by such Purchaser hereunder, provided, that if so requested by a Purchaser, the Company shall deliver to such Purchaser certificates representing the Purchased Stock; and

2.3.3.

The Company and each Purchaser shall execute and deliver such other documents or instruments as may be reasonably necessary to consummate and effect the transactions contemplated by this Agreement and the Transaction Documents.

3.

Use of Proceeds. The Company covenants and agrees that it shall utilize the total Purchase Price paid by all Purchasers in furtherance of its business and financial affairs including, without limitation, efforts to prepare and ship its glucose products to new pharmacy and drug store chains.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the Closing Date as follows:

4.1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Articles of Incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

4.2.

The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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4.3.

There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.4.	The authorized capital stock of the Company shall consist of the following:

4.4.1.	200,000,000 shares of Common Stock, of which 11,104,285 shares of Common Stock are issued and outstanding; and

4.4.2.

8,334,336 shares of preferred stock, par value $0.001 per share, whereby 1,000 shares have been designated as the Series A Preferred Stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding; whereby 3,466,668 shares have been designated as the Series B Preferred Stock, par value $0.001 per share, of which 3,466,668 shares are issued and outstanding; and whereby 866,668 shares shall be designated as the Series C Preferred Stock, of which 866,668 shares are issued and outstanding; whereby 3,000,000 shares have been designated as the Series D Preferred Stock, of which 3,000,000 shares are issued and outstanding; and whereby 480,000 shares have been designated as the Series E Preferred Stock, none of which are issued and outstanding.

4.5.	The Certificate of Designation has been filed with, and has been declared effective by, the Secretary of State of the State of Nevada effective as of the Closing Date.

4.6.

The Purchased Stock being acquired by each Purchaser is duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid, and non-assessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act or other applicable laws.

4.7.

The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Purchased Stock, do not and will not: (a) result in a violation of the Company’s Articles of Incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien or encumbrance upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents except for filing a Form D with the U.S. Securities and Exchange Commission and with the State of residence of any purchaser acquiring shares of Common Stock and/or Series E Preferred Stock which are being sold by the Company

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4.8.

The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the transactions contemplated by the Transaction Documents.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Purchased Stock.  The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

4.9.

Neither the Company nor any of its Affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchased Stock.  Neither the Company nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of such offer and sale under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Purchased Stock to be integrated with prior offerings by the Company in a manner that would require stockholder approval.

4.10.

None of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5.

Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly and severely and solely with respect to such Purchaser and the Purchased Stock being acquired by such Purchaser hereunder, hereby represents and warrants to the Company as of the Closing Date as follows:

	5.1.	Such Purchaser has all power and authority to execute, deliver and perform this Agreement.

5.2.

This Agreement is the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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5.3.

The Purchased Stock being acquired by such Purchaser is being acquired for investment for the account of such Purchaser and not with a view to the distribution or public offering thereof. In connection therewith, such Purchaser confirms that such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under Regulation D under the Securities Act since the designated beneficiary of the self-directed IRA account in which Purchaser acts as custodian is an “accredited investor.”.

5.4.

Such Purchaser has not been contacted concerning the acquired Purchased Stock being acquired by such Purchaser or the matters set forth in this Agreement by means of any advertisement or other general solicitation.

	5.5.	Such Purchaser understands that the Company does not have a class of securities registered and is not subject to the Exchange Act.

5.6.

Such Purchaser understands that (i) the Purchased Stock being acquired by such Purchaser has not been registered under either the Securities Act or the securities laws of any state by reason of specific exemptions therefrom and that such securities may be resold in the United States without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that any certificates representing the Purchased Stock being acquired by such Purchaser will bear a restrictive legend substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN AVAILABLE REGISTRATION EXEMPTION TO THE SATISFACTION OF THE COMPANY AND IN COMPLIANCE WITH THE TERMS HEREIN.

5.7.

Such Purchaser has access to information relating to Company, and has had an opportunity to ask questions of, and receive answers from, the Company and its authorized representatives, as such Purchaser deems necessary to make an informed investment decision in connection with the Purchased Stock being acquired by such Purchaser including, without limitation, the Company’s quarterly and annual reports posted at OTC Markets.com.

6.	Indemnification.

6.1.

Each Party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other Parties along with their respective Affiliates, officers, directors, employees, representatives and authorized agents (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation contained in this Agreement, breach of representation or warranty contained in this Agreement or nonfulfillment of or failure to perform any covenant or agreement contained in this Agreement, in each case on the part of the Indemnifying Party, in each case except to the extent such Damages result from the Indemnified Party’s misrepresentation hereunder, breach of any representation or warranty hereunder or failure to perform any covenant or agreement hereunder or the Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement.

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6.2.

The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such claim.

6.3.

The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities to which the Indemnifying Party may be subject.

7.	Miscellaneous

7.1.

Notices.All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery or e-mail as a PDF with return receipt requested, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery if personally served; (ii) upon receipt of a return receipt if sent via e-mail; or (iii) on the second Business Day following the date of mailing if sent by a nationally recognized overnight courier, or on the fifth Business Day if deposited in the United States mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  Notices shall be sent to the Parties as follows:

If to a Purchaser, to the address as set forth on Exhibit A attached hereto.

If to the Company:

Glucose Health, Inc.
Attn: Murray Fleming
609 SW 8th Street, Suite 600
Bentonville, AR 72712
Email: murray@glucosehealthinc.com

With a copy, which shall not constitute notice, to:

Allen Vellone Wolf Helfrich & Factor, P.C.
Attn: Patrick J. Russell
1600 Stout Street, Suite 1900
Denver, CO 80202
Email: prussell@allen-vellone.com

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7.2.

Entire Agreement; Amendments; and Waivers.  This Agreement constitutes the entire understanding and agreement among the Parties relative to the subject matter hereof. Any amendments to the Agreement must be in writing, signed by each Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of the provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

7.3.

Assignment.  This Agreement shall not be assignable by any Party without the prior written consent of each of the other Parties, in each such other Party’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

7.4.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without application of the conflicts of laws provisions thereof. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof, provided that nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

7.5.

JURY TRIAL WAIVER. EACH PARTY HEREBY WAIVES A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

7.6.	Arbitration.

7.6.1.

If any Parties are unable to resolve any dispute, claim, or controversy arising out of or relating to this Agreement, including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement, or any alleged breach thereof, and including any action in tort, contract, equity, or otherwise (each, a “Dispute”), the Parties agree that for a 30-day period following written notice from any Party which is a party to or involved in the Dispute (each a “Dispute Party”), an officer or representative designated by each such Dispute Party shall attempt to resolve such Dispute.

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7.6.2.

If the Dispute Parties are unable to resolve a Dispute within the period set forth in Section 7.6.1 above, any Dispute Party which  may initiate a binding arbitration process as set forth herein by sending written notice to the other Dispute Party(ies) (the “Arbitration Notice”). Binding arbitration shall be the sole means of resolving any Dispute.

7.6.3.

Within fifteen (15) Business Days after a Dispute Party delivers an Arbitration Notice, the Dispute Parties shall mutually agree on a single arbitrator (“Arbitrator”) who has not performed professional services for any Dispute Party or any of their respective Affiliates during the previous five (5) years. If the Dispute Parties cannot agree upon the identity of the Arbitrator within such time period, each Dispute Party shall select one arbitrator and the arbitrators so selected shall select the sole Arbitrator, who shall resolve the Dispute.

7.6.4.

In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Nevada but the specific procedure to be followed shall be determined by the Arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), as conducted and processed under the Expedited Procedures thereof, to the extent that such rules do not conflict with the terms of this Agreement.  On application to the Arbitrator, any Dispute Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement. The arbitration shall be held in Denver, Colorado.

7.6.5.

The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within thirty (30) days after the conclusion of the arbitration proceeding at which the Dispute Parties present their respective evidence, witness testimony and arguments concerning the Dispute. The determination of the Arbitrator shall be final and binding upon the Dispute Parties and not subject to appeal.

7.6.6.

The costs incurred in employing the Arbitrator shall be borne equally by the Dispute Parties. The Arbitrator, as part of his final decision, shall award the prevailing party its reasonable attorneys’ fees, expert witness fees and related out-of-pocket costs incurred with respect to the arbitration, provided, however, that in the event each party prevails in part, all of such costs and expenses shall be allocated according to the relative degree which each Dispute Party is a prevailing Party.

7.6.7.

Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction.  The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in the City and County of Denver, Colorado to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration.  The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder.

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7.7.

No Brokers. Each Party represents and warrants that no brokerage or finder’s fees or commissions are or will be payable by any Party or any other party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents as a result of any agreement of the representing Party or its Affiliates.

7.8.	Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, successors and assigns.

7.9.

No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 6.

7.10.

Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Purchased Stock to the Purchasers.

7.11.

Partial Invalidity.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the deletion of the provision of provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

7.12.

Further Assurances. Each Party shall do and perform, or cause to be done and performed, without further consideration, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.13.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

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7.14.

Equitable Relief. Each Party acknowledges that a breach by it or him of its or his obligations hereunder will cause irreparable harm to the other Parties by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each Party acknowledges that the remedy at law for a breach of its or his obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Parties shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required. No remedy conferred upon a Party hereunder is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to a Party by this Agreement will be cumulative and in addition to every other remedy available to such Party under this Agreement.  No single or partial exercise of any remedy will preclude any other or further exercise thereof.

7.15.

Interpretation. The headings, titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections means the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

7.16.

Limitation on Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO THE CONTRARY, EACH PARTY HEREBY EXPRESSLY DISCLAIMS, RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY FOR ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL OR INDIRECT DAMAGES.

7.17.

Joint Preparation.  This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties hereto and shall not be construed for or against one Party or any other Party as a result of the preparation, submittal, drafting, execution or other event of negotiation thereof.

7.18.

Counterparts. This Agreement may be executed in multiple counterparts which shall together be constitute one and the same instrument. This Agreement may be delivered to Parties by e-mail of a PDF copy of this Agreement bearing the signature of the Parties so delivering this Agreement, which shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have either individually or by their duly authorized officers executed and delivered this Agreement as of the Closing Date.

COMPANY:

GLUCOSE HEALTH, INC.

By:
Name:	Murray Fleming
Title:	Chief Executive Officer

PURCHASER:

By:

Name(s):

Title:

By:

Name(s):

Title:

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Exhibit A

Purchased Stock, Purchase Price and Address for Notices

Purchaser	Purchased Series E Preferred Stock	Series E Purchase Price	Total Purchase Price	Address for Notices

Totals:

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Exhibit B

Certificate of Designation of Series E Preferred Stock

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